EXHIBIT 3(b)(2)
AMENDED AND RESTATED BY-LAWS
of
XEROX HOLDINGS CORPORATION

February 17, 2022
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1. Annual Meetings.
A meeting of shareholders entitled to vote shall be held for the election of Directors and the transaction of other business each year in such month and on such day (except a Saturday, Sunday, or holiday) as determined by the Board of Directors.
Section 2. Special Meetings.
(a)Unless otherwise required by statute or by the Certificate of Incorporation, special meetings of shareholders (“Special Meetings”), for any purpose or purposes, may be called by either (i) the Board of Directors or (ii) in accordance with Section 2(b), the Secretary. At a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
(b)Subject to the provisions of this Section 2(b) and all other applicable sections of these By-Laws, a Special Meeting shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of voting stock of the Company representing not less than twenty percent (20%) of the Company’s issued and outstanding voting stock (the “Requisite Percentage”). The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2(b) have been satisfied and such determination shall be binding on the Company and its shareholders.
(i)A Special Meeting Request must be delivered to the attention of, or sent by registered mail and received by, the Secretary at the principal executive offices of the Company. A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request, or such shareholder’s duly authorized agent (each, a “Requesting Shareholder”), collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the Special Meeting and the reasons for conducting such business at the Special Meeting, (B) as to any director nominations proposed to be presented at the Special Meeting, and any matter (other than a director nomination) proposed to be conducted at the Special Meeting, and as to each Requesting Shareholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of a nomination or proposal pursuant to Section 6 of this Article 1, (C) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting, (D) an agreement by each Requesting Shareholder to notify the Company promptly in the event of any disposition prior to the record date for the Special Meeting of any shares of voting stock of the Company owned of record or beneficially, and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request to the extent such disposition causes the Requisite Percentage to no longer be satisfied, (E) the number and type of shares of voting stock owned beneficially or of record by each such Requesting Shareholder, and (F) documentary evidence that the Requesting Shareholders in the aggregate own, beneficially and of record, the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary. In addition, the Requesting Shareholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the Special Meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the Special Meeting and (y) promptly provide any other information reasonably requested by the Company.
(ii)A Special Meeting Request shall not be valid, and a Special Meeting requested by shareholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2(b), (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board of Directors), (C) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting, (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual meeting or Special Meeting held not more than twelve (12) months before the Special Meeting Request is delivered, (E) a Similar Item was presented at an annual meeting or Special Meeting held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (F) a Similar Item is included in the Company’s notice of meeting as an item of business to be brought before an annual meeting or Special Meeting that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the Company of a Special Meeting Request, or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
(iii)Special Meetings called pursuant to this Section 2(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Special Meeting shall not be held more than one hundred and twenty (120) days after receipt by the Company of a valid Special Meeting Request.
(iv)The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Company at any time prior to the Special Meeting. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Shareholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.
(v)In determining whether a Special Meeting has been requested by the Requesting Shareholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Shareholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.
(vi)If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Company need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

(vii)Business transacted at any Special Meeting called pursuant to this Section 2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders, and (B) any additional matters that the Board of Directors determines to include in the Company’s notice of the Special Meeting.
Notice of any Special Meeting called pursuant to this Section 2(b) shall be delivered in accordance with Section 4 of this Article 1.
Section 3. Place of Meetings.
Meetings of shareholders shall be held at the principal office of the Company or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.
Section 4. Notice of Meetings:
(a)Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting. Notice of a Special Meeting shall state the purpose or purposes for which it is being called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders, fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.
(b)A copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.
(c)Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.
Section 5. Quorum and Adjourned Meetings:
(a)At any Annual or Special Meeting the holders of a majority of the votes of shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
(b) Despite the absence of a quorum, the shareholders present may adjourn the meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under Section 4 of this Article I of the By-Laws.

Section 6. Nominations and Business at Meetings.
At any annual meeting of shareholders, only persons who are nominated in accordance with the procedures set forth in this Section 6 or Section 13 of this Article I, or business which is proposed in accordance with the procedures set forth in this Section 6 shall be eligible for election as Directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 6 and (iii) by any shareholder of the Company who complies with the notice and other procedures and requirements set forth in Section 13 of this Article I. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such business proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting; provided, that, if the Company did not hold such previous year’s annual meeting or if the anniversary date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such shareholder’s notice shall be so delivered or mailed and received within a reasonable time before the Company begins to print and mail its proxy statement; provided, further, however, that for purposes of calculating the timeliness of shareholder notices for the Company’s annual meeting to be held during calendar year 2020, the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting shall be deemed to be April 23, 2019.
Such shareholder’s notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 6 or Section 13 of this Article I, as applicable. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this Section 6 or Section 13 of this Article I and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.
Section 7. Organization.
At every meeting of the shareholders, the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, a person selected by a majority of the Directors present at the meeting, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, and in the absence of both the Secretary and an Assistant Secretary, a person selected by a majority of the Directors present at the meeting shall act as secretary of the meeting.
Section 8. Voting:
(a)Whenever any corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast.
(b)In an uncontested election, any incumbent nominees for director who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation promptly after such election. The independent Directors shall then decide, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.

Section 9. Qualification of Voters:
(a) Except as otherwise provided in the Certificate of Incorporation, every shareholder of record of Common Stock and Series A Convertible Perpetual Voting Preferred Stock of the Company shall be entitled at every meeting of such shareholders to one vote for every share of Common Stock and Series A Convertible Perpetual Voting Preferred Stock, respectively, standing in his or her name on the record of shareholders.
(b)Shares of stock belonging to the Company and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.
(c)Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.
(d)Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may provide.
Section 10. Proxies:
(a)Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.
(b)No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
(c)The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.
(d)Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:
(1)A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
(2)A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.
(e)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 11. Inspectors of Election:
(a)The Board of Directors, in advance of any shareholders’ meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at a shareholders’ meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
(b)The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.
Section 12. List of Shareholders at Meetings.
A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 13. Proxy Access:
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders (following the 2020 annual meeting of shareholders), subject to the provisions of this Section 13, the Company shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, (i) any funds under common management and investment control, (ii) any funds under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (or any successor rule)) that satisfies the requirements of this Section 13 (the “Eligible Shareholder”) and that expressly elects at the time of providing the notice required by this Section 13 to have such nominee included in the Company’s proxy materials pursuant to this Section 13. Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 13, as determined by the Board of Directors, or withdraw from a group of Eligible Shareholders seeking to make a nomination hereunder at any time prior to the annual meeting of shareholders, such group of Eligible Shareholders shall be deemed to own only the shares held by the remaining Eligible Shareholders. For purposes of this Section 13, the “Required Information” is (i) the information provided to the Secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Article I, Section 13(g) hereof). Subject to the provisions of this Section 13, the name of any Shareholder Nominee included in the Company’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Company may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee. This Section 13 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Company’s proxy materials.
(b)In addition to any other applicable requirements, for a Shareholder Nominee to be eligible for inclusion in the Company’s proxy materials pursuant to this Section 13, the Eligible Shareholder must give timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Company. To be timely, the Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting; provided, that, if the Company did not hold such previous year’s annual meeting or if the anniversary date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such shareholder’s notice shall be so delivered or mailed and received within a reasonable time before the Company begins to print and mail its proxy statement. In no event shall an adjournment of an annual meeting, or the postponement of an annual meeting for which notice has been given, commence a new time period for the giving of an Eligible Shareholder’s Notice of Proxy Access Nomination pursuant to this Section 13.
(c)The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Company’s proxy materials with respect to an annual meeting of shareholders shall be the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 13(c), the “Permitted Number”). In the event that one or more vacancies occurs on the Board of Directors for any reason after the Final Proxy Access Nomination Date but on or before the date of the annual meeting and the Board of Directors resolves to reduce the number of directors on the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors on the Board of Directors as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (i) any individual submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 13 whose nomination is subsequently withdrawn, (ii) any individual submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 13 whom the Board of Directors decides to nominate for election to the Board of Directors, (iii) the number of nominees recommended by the Board of Directors who will be included in the Company’s proxy materials pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such shareholder or group of shareholders); and (iv) any director on the Board of Directors as of the Final Proxy Access Nomination Date who was included in the Company’s proxy materials as a Shareholder Nominee for any of the two (2) preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 13 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 13 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 13 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 13 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 13 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 13 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(d)In order to make a nomination pursuant to this Section 13, an Eligible Shareholder must have owned (as defined below) at least three percent (3%) of the outstanding common stock of the Company as of the most recent date for which such amount is given in any filing by the Company with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Company in accordance with this Section 13 and the record date for the determination of shareholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 13, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the Company as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate, but not including any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition of the shares and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares before the record date for the meeting and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares promptly (and in any case prior to the record date for the meeting) upon being notified by the Company that any of its Shareholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)To be in proper written form for purposes of this Section 13, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(i)a written statement by the Eligible Shareholder certifying as to the number of shares it owns and has owned (as defined in Article I, Section 13(d) hereof) continuously during the Minimum Holding Period;
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Company, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and

the Eligible Shareholder’s agreement to provide to the Secretary of the Company (A) within ten (10) days after (1) the record date to determine the shareholders entitled to vote at the annual meeting (if, prior to the record date, the Company (i) has made a public announcement of such record date or (ii) delivered a written notice of the record date (including by electronic mail) to the Eligible Shareholder) or (2) the date on which the Company delivers to the Eligible Shareholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)the information, consent, agreements and documents that would be required to be submitted pursuant to a shareholder’s notice of a nomination pursuant to Article I, Section 6 of these By-Laws, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director of the Company, if elected;
(v)a representation and agreement that the Eligible Shareholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and neither acquired, nor owns, any shares of common stock of the Company for the purpose or with the effect of influencing or changing control of the Company, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 13, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1 (1) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any shareholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)an undertaking that the Eligible Shareholder agrees to (A) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Company or relating to the information that the Eligible Shareholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually from and against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees relating to any legal or regulatory violation arising out of the Eligible Shareholder’s communications with shareholders of the Company or relating to the information that the Eligible Shareholder provided to the Company or arising out of any activity by the Eligible Shareholder in connection with any such nomination and (C) file with the Securities and Exchange Commission any solicitation materials relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation materials under Regulation 14A of the Exchange Act;
(vii)in the case of a nomination by a group of shareholders together constituting an Eligible Shareholder; the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 13 (including withdrawal of the nomination);

(viii)in the case of a nomination by a group of shareholders together constituting an Eligible Shareholder, documentation reasonably satisfactory to the Company that demonstrates that each of the funds included within a group counted as one shareholder satisfies the requirements set forth in Article I, Section 13(a);
(ix)information as necessary to permit the Board of Directors to determine whether or not the Shareholder Nominee (A) is independent under the listing standards of the principal U.S. exchange upon which the Common Stock of the Company is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, (B) meets the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded and applicable securities laws, (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) and (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision)(collectively, the “Independence Standards”);
(x)a written representation and agreement, in the form provided by the Secretary of the Company, that the Shareholder Nominee will (A) comply, in his or her individual capacity, if elected as a director, with the Company’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines of the Company or any rules, regulations and listing standards, in each case as applicable to the Company’s directors; (B) promptly, but in any event within ten (10) business days after such request, provide to the Company such other information and certifications, including completion of the Company’s director nominee questionnaire, as the Company may reasonably request; and (C) at the reasonable request of the Board of Directors, any committee of the Board of Directors or any officer of the Company, meet with the Board of Directors, any committee of the Board of Directors or any officer of the Company to discuss matters relating to the nomination of such Shareholder Nominee to the Board of Directors, including the information provided by such Shareholder Nominee to the Company in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the Board of Directors;
(xi)a written representation and agreement that the Shareholder Nominee is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (B) any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding have been disclosed to the Company or (C) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; and
(xii)an irrevocable letter of resignation signed by the Shareholder Nominee providing that such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (A) the information provided to the Company or its shareholders with respect to such Shareholder Nominee or the Eligible Shareholder that nominated such Shareholder Nominee pursuant to this Section 13 or any other provision of these By-Laws was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (B) such Shareholder Nominee or the Eligible Shareholder that nominated such Shareholder Nominee pursuant to this Section 13 failed to comply with any obligation owed to the Company or breached any representation made under or pursuant to these By-Laws.
(f)In addition to the information required pursuant to Section 13(e) or any other provision of these By-Laws, the Company may require (i) any proposed Shareholder Nominee to furnish any other information that (A) may reasonably be required by the Company to determine that the Shareholder Nominee would be independent under the Independence Standards, (B) could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) may reasonably be required by the Company to determine the eligibility of such Shareholder Nominee to serve as a director of the Company and (ii) the Eligible Shareholder to furnish any other information that may reasonably be required by the Company to verify the Eligible Shareholder’s continuous ownership of the Required Shares for the Minimum Holding Period.
(g)The Eligible Shareholder may, at its option, provide to the Corporate Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of each Shareholder Nominee’s candidacy (a “Supporting Statement”) for inclusion in the Company’s proxy materials for the annual meeting. Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of the Shareholder Nominee. Notwithstanding anything to the contrary contained in this Section 13, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation.
(h)In the event any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Company or its shareholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Company pursuant to this Section 13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to vote at the annual meeting and as of the date of the annual meeting, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than ten (10) days after the record date for the determination of shareholders entitled to vote at the annual meeting.
(i)Notwithstanding anything to the contrary contained in this Section 13, the Company shall not be required to include, pursuant to this Section 13, a Shareholder Nominee in its proxy materials, or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote have been received by the Company: (i) for any annual meeting of shareholders for which the Corporate Secretary receives notice (whether or not subsequently withdrawn) that the Eligible Shareholder or any other shareholder proposes to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees set forth in Article I, Section 6, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1 (1) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who would not be an independent director under the Independence Standards, (iv) whose election or service as a member of the Board of Directors would cause the Company to be in violation of these By-Laws, the Certificate of Incorporation of the Company, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Company is listed or traded, or any applicable state or federal law, rule or regulation, (v) who was nominated for election to the Board of Directors pursuant to this Section 13 at any one of the Company’s two (2) preceding annual meetings and either withdrew or became ineligible or unavailable or did not receive a number of affirmative votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the votes cast at such annual meeting, (vi) who is or has been, within the three (3) years preceding the date on which the Notice of Proxy Access Nomination is delivered, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the ten (10) years preceding the date on which the Notice of Proxy Access Nomination is delivered, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Shareholder Nominee is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, (x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided any information to the Company or its shareholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (xi) if such Shareholder Nominee or the applicable Eligible Shareholder otherwise breaches or fails to comply with any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations under this Section 13, or (xii) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Required Shares through the date of the annual meeting.
(j)Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee or the applicable Eligible Shareholder breaches or fails to comply with any of its or their obligations, agreements or representations under this Section 13 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Section 13 or dies or otherwise becomes unavailable for election at the annual meeting, (x) the Company may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (y) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (z) the Board of Directors or the Chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 13, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(k)Notwithstanding anything to the contrary set forth herein, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in any Notice of Proxy Access Nomination, if the Board of Directors determines that: (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (ii) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (iii) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation, or (iv) the inclusion of such information in the proxy statement would impose a material risk of liability against the Company.
(l)Whenever the Eligible Shareholder consists of a group of shareholders pursuant to Section 13(a) of this Article I, (i) each provision in this Section 13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of, or failure to comply with, any obligation, agreement or representation under this Section 13 by any member of such group shall be deemed a breach by the Eligible Shareholder. No Eligible Shareholder shall be permitted to be in more than one group seeking to make a nomination hereunder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that owns the largest aggregate number of shares of the Company’s outstanding common stock, as reflected in the Notice of Proxy Access Nomination.
(m)Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Shareholder Nominee pursuant to this Section 13 for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 6 of this Article I.
(n)Without limiting the power and authority of the Board of Directors to interpret any other provisions of these By-Laws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret Article I, Section 6 and this Section 13 and to make any and all determinations necessary or advisable to apply such sections to any persons, facts or circumstances, including, without limitation, the power to determine (i) whether a person or group of persons qualifies as an Eligible Shareholder; (ii) whether outstanding shares of the Company’s common stock are “owned” for the purposes of meeting the ownership requirements of this Section 13; (iii) whether a Notice of Proxy Access Nomination or Supporting Statement complies with the requirements of this Section 13; (iv) whether a person satisfies the qualifications and requirements imposed by this Section 13 to be a Shareholder Nominee; (v) whether the inclusion of the Required Information in the Company’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and (vi) whether any and all requirements of Article I, Section 6 and this Section 13 have been satisfied.

ARTICLE II
BOARD OF DIRECTORS
Section 1. Power of Board and Qualification of Directors.
The business of the Company shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.
Section 2. Number, Term of Office and Classification:
(a)The Board of Directors shall consist of not less than five nor more than twenty-one members. The number of Directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. At each Annual Meeting of shareholders Directors shall be elected to hold office until the next annual meeting.
(b)If and whenever six full quarter-yearly dividends (whether or not consecutive) shall not be paid on the Voting Parity Preferred Stock (as defined in the Certificate of Incorporation), in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Voting Parity Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Voting Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Voting Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Voting Parity Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Voting Parity Preferred Stock, the Secretary of the Company may, and upon the written request of any holder of the Voting Parity Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Voting Parity Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Voting Parity Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Voting Parity Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Voting Parity Preferred Stock or the successor of such remaining Director.
(c)All Directors shall have equal voting power.
Section 3. Organization.
At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, if the Chief Executive Officer is a Director, the Chief Executive Officer, or if the Chief Executive Officer is not a Director or in his or her absence, if the President is a Director, the President, or if the President is not a Director or in his or her absence, a chairman chosen by a majority of the Directors present at the meeting shall preside. The Secretary shall act as secretary of the Board of Directors. In the event the Secretary shall be absent from any meeting of the Board of Directors, a majority of the Directors present at the meeting shall select the secretary.
Section 4. Resignations.
Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery.
Section 5. Vacancies.
Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall hold office until the next annual meeting.
Section 6. Place of Meeting.
The Board of Directors may hold its meetings at such place or places within or without the State of New York as the Board of Directors may from time to time by resolution determine.
Section 7. First Meeting.
On the day of each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Section 8. Regular Meetings.
Regular meetings of the Board of Directors may be held at such times as may be fixed from time to time by resolution of the Board of Directors without notice.
Section 9. Special Meetings.
Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by any two of the Directors. Oral, telegraphic, electronic or written notice shall be given, sent, transmitted or mailed not less than one day before the meeting and shall state, in addition to the purposes, the date, place and hour of such meeting.

Section 10. Waivers of Notice.
Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.
Section 11. Quorum and Manner of Acting.
(a)If the number of Directors is twelve or more, seven Directors shall constitute a quorum for the transaction of business or any specified item of business. If the number of Directors is less than twelve, a majority of the entire Board of Directors shall constitute a quorum.
(b)A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place without notice to any Director.
Section 12. Written Consents.
Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.
The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
Section 13. Participation at Meetings by Telephone.
Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 14. Compensation.
The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.
Section 15. Interested Directors:
(a)No contract or other transaction between the Company and one or more of its Directors, or between the Company and any other corporation, firm, association or other entity in which one or more of its Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose, provided that the parties to the contract or transaction establish affirmatively that it was fair and reasonable as to the Company at the time it was approved by the Board, a committee, or the shareholders.
(b)Any such contract or transaction may not be avoided by the Company for the reasons set forth in (a) if
(1)the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient for such purpose, by unanimous vote of the disinterested Directors (although common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transactions), or
(2)the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.
Section 16. Loans to Directors.
The Company may not lend money to or guarantee the obligation of a Director of the Company unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by Directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

ARTICLE III
COMMITTEES
Section 1. How Constituted and Powers.
The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members committees of the Board, each of which shall consist of one or more Directors and shall have such authority as provided in the resolution designating the committee, except such committees shall have no authority as to the following matters:
(a) The submission to shareholders of any action that needs shareholders’ authorization.
(b) The filling of vacancies in the Board or in any committee.
(c) The fixing of compensation of the Directors for serving on the Board or on any committee.
(d) The amendment or repeal of the By-Laws, or the adoption of new By-Laws.
(e) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.
(f) The declaration of dividends.
Section 2. Quorum and Manner of Acting.
Unless otherwise provided by resolution of the Board of Directors, a majority of each committee of the Board shall constitute a quorum for the transaction of business and the act of a majority of all of the members of the committee, whether present or not, shall be the act of the committee. The members of the committee shall act only as a committee. The procedure of the committee and its manner of acting shall be subject at all times to the directions of the Board of Directors.
Section 3. Alternate Members.
The Board of Directors may designate one or more eligible Directors as alternate members of any committee of the Board who may replace any absent or disqualified member or members at any meeting of any such committee.

ARTICLE IV
CHAIRMAN OF THE BOARD AND OFFICERS
Section 1. Chairman of the Board.
There shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Company. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board’s primary responsibilities shall be to facilitate Board and Shareholders meetings and establish the agendas for such meetings. In addition, the Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.
Section 2. Vice Chairman of the Board.
There may be a Vice Chairman of the Board, who may be, but need not be, an officer or employee of the Company. The Vice Chairman of the Board shall be chosen from among the Directors. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all at all meetings of the shareholders and the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. In the absence or inability to act of the Chairman of the Board, or if the office of the Chairman of the Board be vacant, the Vice Chairman of the Board, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others, shall perform all duties and may exercise all powers of the Chairman of the Board. The Vice Chairman of the Board shall also have such powers and perform such other duties as may be assigned to him or her by the Board and the Chairman of the Board.
Section 3. Number.
The Board may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors may in its discretion determine. Any two or more offices may be held by the same person, including by the Chairman of the Board and Vice Chairman of the Board.
Section 4. Term of Offices and Qualifications.
The Chairman of the Board, the Vice Chairman of the Board and those officers elected pursuant to Section 3 of this Article IV shall be chosen by the Board of Directors on the day of the Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing the Chairman of the Board or such officer, the term of office of the Chairman of the Board or such officer, as applicable, shall extend to and expire at the meeting of the Board held on the day of the next Annual Meeting.
Section 5. Additional Officers.
Additional officers other than those elected pursuant to Section 3 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.
Section 6. Removal of Chairman of the Board and Officers.
The Chairman of the Board, the Vice Chairman of the Board and/or any officer may be removed by the Board of Directors with or without cause, at any time. Removal of the Chairman of the Board and/or an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as Chairman of the Board and/or an officer shall not of itself create contract rights.

Section 7. Resignation.
The Chairman of the Board, the Vice Chairman of the Board and/or any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.
Section 8. Vacancies.
A vacancy in any office, including Chairman of the Board, shall be filled by the Board of Directors.
Section 9. Chief Executive Officer.
The Chief Executive Officer of the Company shall, subject to the direction of the Board, have general and active control of the affairs and business of the Company and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is also a Director, meetings of Directors at which he or she is present.
Section 10. President.
The President shall have such powers and perform such duties as may be assigned to him or her by the Board.
Section 11. The Vice Presidents.
Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. With respect to seniority of Vice Presidents, unless the Board determines otherwise, Executive Vice Presidents shall be first in order of priority, Senior Vice Presidents shall be second in order of priority and Vice Presidents shall be third in order of priority.
Section 12. The Treasurer.
The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of and to the credit of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.
Section 13. The Secretary.
It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Company are duly given and served; he or she may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article I, Section 12 of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Company’s Directors and officers and their residence addresses; he or she shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, Directors, and the committees of the Board which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer of the Company, or in the custody of some other person authorized by the Board of Directors to have such custody.

Section 14. Appointed Officers.
The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.
Section 15. Assignment and Transfer of Stocks, Bonds, and Other Securities.
The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Company.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS
Section 1. Execution of Contracts.
The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Company to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.
Section 2. Loans.
No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.
Section 3. Checks, Drafts, etc.
All checks, drafts, and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4. Deposits.
All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VI
STOCKS AND DIVIDENDS
Section 1. Shares of Stock.
Shares of stock of the Company shall be uncertificated.
Section 2. Transfer of Stock.
Transfers of stock of the Company shall be made only on the books of the Company by the holder thereof, or by his or her duly authorized attorney, on delivery to the Company of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Law of the State of New York. A person in whose name stock of the Company stands on the books of the Company shall be deemed the owner thereof as regards the Company; provided that, whenever any transfer of stock shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, or to its transfer agent shall be so expressed in the entry of the transfer. No transfer of stock shall be valid as against the Company, or its shareholders for any purpose, until it shall have been entered in the stock records of the Company as specified in these By-Laws by an entry showing from and to whom transferred.
Section 3. Transfer and Registry Agents.
The Company may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board of Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of uncertificated stock of the Company.
Section 4. Record Dates for Certain Purposes.
The Board of Directors of the Company shall fix a day and hour not more than sixty days preceding the date of any meeting of shareholders, or the date for payment of any cash or stock dividend, or the date for the allotment of any rights of subscription, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights of subscription, or entitled to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights of subscription, or to exercise rights in connection with such change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such day and hour fixed as aforesaid.
Section 5. Dividends and Surplus.
Subject to the limitations prescribed by law, the Board of Directors (1) may declare dividends on the stock of the Company whenever and in such amounts as, in its opinion, the condition of the affairs of the Company shall render it advisable, (2) may use and apply, in its discretion, any part or all of the surplus of the Company in purchasing or acquiring any of the shares of stock of the Company, and (3) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion, may think proper as a reserve fund to meet contingencies or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Company, or for any other purpose it may think conducive to the best interest of the Company.
ARTICLE VII
OFFICES AND BOOKS
Section 1. Offices.
The Company shall maintain an office at such place in the County of Monroe, State of New York, as the Board of Directors may determine. The Board of Directors may from time to time and at any time establish other offices of the Company or branches of its business at whatever place or places seem to it expedient.
Section 2. Books and Records:
(a) There shall be kept at one or more offices of the Company (1) correct and complete books and records of account, (2) minutes of the proceedings of the shareholders, Board of Directors and the committees of the Board,

(3) a current list of the Directors and officers of the Company and their residence addresses, and (4) a copy of these By-Laws.
(b) The stock records may be kept either at the office of the Company or at the office of its transfer agent or registrar in the State of New York, if any, and shall contain the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
ARTICLE VIII
GENERAL
Section 1. Seal.
The corporate seal shall be circular in form and shall contain the name of the Company, the year of its organization and the words “CORPORATE SEAL, NEW YORK.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 2. Indemnification of Directors and Officers.
Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law.
ARTICLE IX
FISCAL YEAR
Section 1. Fiscal Year.
The fiscal year of the Company shall end on the 31st day of December in each year.
ARTICLE X
AMENDMENTS
Section 1. Amendments.
By-Laws of the Company may be amended, repealed or adopted by a majority of the votes of the shares at the time entitled to vote in the election of any Directors. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt By-Laws, the notice of such meeting shall include a brief statement or summary of the proposed action. The By-Laws may also be amended, repealed or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by shareholders entitled to vote thereon as hereinabove provided. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XI
FORUM
Unless the Company consents in writing to the selection of an alternative forum, any New York State Supreme Court located in New York County in the State of New York or, if such court lacks jurisdiction, the United States District Court for the Southern District of New York (or if such state and federal courts lack jurisdiction, in any other state or federal court located in the State of New York) (any such court, a “Chosen Court”), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or shareholder of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the New York Business Corporation Law or the Company’s Certificate of Incorporation or these By-Laws (with respect to each, as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be (a) deemed to have notice of and consented to the provisions of this Article XI, and (b) deemed to have waived any argument relating to the inconvenience of the Chosen Court in connection with any action or proceeding described in this Article XI. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce this Article XI (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.